                                   EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARIES                                       JURISDICTION OF INCORPORATION
------------                                       -----------------------------
URC Holding Company, Inc.                          Delaware

SUBSIDIARIES OF URC HOLDING COMPANY, INC.
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B.S. Acquisition Corp.                             New Jersey
Pizzeria Uno Corporation                           Delaware
Uno Restaurants, Inc.                              Massachusetts
Uno Foods Inc.                                     Massachusetts

SUBSIDIARIES OF B.S. ACQUISITION CORP.
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B.S. of Woodbridge, Inc.                           New Jersey
Uno Bay, Inc.                                      Pennsylvania

SUBSIDIARIES OF UNO RESTAURANTS, INC.
-------------------------------------
8250 International Drive Corporation               Florida
Aurora Uno, Inc                                    Colorado
Fairfax Uno, Inc.                                  Virginia
Franklin Mills Pizzeria, Inc.                      Pennsylvania
Grayborn Buena Vista, Inc.                         Florida
Herald Center Uno Rest. Inc.                       New York
Kissimmee Uno, Inc.                                Florida
Marketing Services Group, Inc.                     Massachusetts
Marlborough Takery, Inc.                           Massachusetts
Newington Uno, Inc.                                Connecticut
Newport News Uno, Inc.                             Virginia
Newton Takery, Inc.                                Massachusetts
Paramus Uno, Inc.                                  New Jersey
Pizzeria Due, Inc.                                 Illinois
Pizzeria Uno, Inc.                                 Illinois
Pizzeria Uno of Albany, Inc.                       New York
Pizzeria Uno of Altamonte Springs, Inc.            Florida
Pizzeria Uno of Annapolis, Inc.                    Maryland
Pizzeria Uno of Ballston, Inc.                     Virginia
Pizzeria Uno of Bay Ridge, Inc.                    New York
Pizzeria Uno of Bayside, Inc.                      New York
Pizzeria Uno of Bethesda, Inc.                     Maryland
Pizzeria Uno of Brockton, Inc.                     Massachusetts
Pizzeria Uno of Buena Vista, Inc.                  Florida
Pizzeria Uno of Buffalo, Inc.                      New York
Pizzeria Uno of Columbus Avenue, Inc.              New York
Pizzeria Uno of Dock Square, Inc.                  Massachusetts
Pizzeria Uno of East Village Inc.                  New York
Pizzeria Uno of 86th Street, Inc.                  New York
Pizzeria Uno of Fair Oaks, Inc.                    Virginia
Pizzeria Uno of Fairfield, Inc.                    Missouri
Pizzeria Uno of Forest Hills, Inc.                 New York
Pizzeria Uno of Harbor Place, Inc.                 Maryland
Pizzeria Uno of Kingston, Inc.                     Massachusetts
Pizzeria Uno of Lynbrook Inc.                      New York
Pizzeria Uno of Norfolk, Inc.                      Virginia
Pizzeria Uno of Paramus, Inc.                      New Jersey
Pizzeria Uno of Penn Center, Inc.                  New York
Pizzeria Uno of Reston, Inc.                       Virginia
Pizzeria Uno of South Street Seaport, Inc.         New York
Pizzeria Uno of Springfield, Inc.                  Massachusetts
Pizzeria Uno of Syracuse, Inc.                     New York
Pizzeria Uno of Tennessee, Inc.                    Tennessee
Pizzeria Uno of Union Station, Inc.                District of Columbia
Pizzeria Uno of Washington, DC, Inc.               District of Columbia
Pizzeria Uno of Westfarms, Inc.                    Delaware
Plizzettas of Burlington, Inc.                     Vermont
Plizzettas of Concord, Inc.                        New Hampshire
Plizzettas of North Attleboro, Inc.                Massachusetts
Plizzettas of Paoli, Inc.                          Pennsylvania

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Sewell Corporation                                 Illinois
Su Casa, Inc.                                      Illinois
Tiffany Uno, Inc.                                  Colorado
Uno of Aurora, Inc.                                Illinois
Uno of Daytona, Inc.                               Florida
Uno of Falls Church, Inc.                          Virginia
Uno of Greenwood, Inc.                             Colorado
Uno of Gurnee Mills, Inc.                          Illinois
Uno of Henrietta, Inc.                             New York
Uno of Lombard, Inc                                Illinois
Uno of Manchester, Inc.                            Connecticut
Uno of Smoketown, Inc.                             Virginia
Uno of Sterling, Inc.                              Virginia
Uno of Victor, Inc.                                New York
Uno Restaurant of Columbus, Inc.                   Ohio
Uno Restaurant of Great Neck, Inc.                 New York
Uno Restaurant of Shrewsbury, Inc.                 Massachusetts
Uno Restaurant of St. Charles, Inc.                Maryland
Uno Restaurant of Woburn, Inc.                     Massachusetts
Uno Restaurants of New York Inc.                   New York
Waltham Uno, Inc.                                  Massachusetts
Westminster Uno, Inc.                              Colorado

SUBSIDIARY OF SEWELL CORPORATION
--------------------------------
Saxet Corporation                                  Delaware

SUBSIDIARY OF UNO RESTAURANTS OF NEW YORK INC.
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Pizzeria Uno Massachusetts Business Trust          Massachusetts


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